1940 Act File No. 811-07461


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940     X

    Amendment No. _ 4_ .....................................        X
                  -----                                           ---

                         FEDERATED INVESTMENT PORTFOLIOS

               (Exact name of Registrant as Specified in Charter)

                            Federated Investors Funds
            5800 Corporate Drive, Pittsburgh, Pennsylvania 15222-7000
                    (Address of Principal Executive Offices)

                                 (412) 288-1900
                         (Registrant's Telephone Number)

                           John W. McGonigle, Esquire,
                           Federated Investors Tower,
                       Pittsburgh, Pennsylvania 15222-3779
                     (Name and Address of Agent for Service)


      ......                  Copies To:

                           Matthew G. Maloney, Esquire
                     Dickstein Shapiro Morin & Oshinsky LLP
                               2101 L Street, N.W.
                             Washington, D.C. 20037

                                EXPLANATORY NOTE

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the series of the Registrant are not registered under the Securities Act of 1933( the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

Federated Investment Portfolios



PART A DATED MAY 21, 1998

Responses to Items 1, 2, 3 and 5(a) have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4.  General Description of Registrant

   Federated Investment Portfolios (the "Trust") is an open-end management investment company which was organized as a Massachusetts business trust under a Declaration of Trust dated as of September 29, 1995. The Declaration permits the Trust to offer separate series of shares of beneficial interest representing interests in separate portfolios of securities ("Series"). The shares in any one Series may be offered in separate classes. The Board of Trustees ("Trustees") is currently offering one diversified Series, Bond Index Portfolio (the "Portfolio").

Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Federated Research Corp. is the investment adviser (the "Investment Manager") for the Portfolio and is responsible for the daily management of the security holdings of the Portfolio.

The Trust is utilizing certain proprietary rights, know-how and financial services referred to as Hub and Spoke(R) from Signature Financial Group, Inc. Hub and Spoke(R) is a two-tier structure master/feeder fund and a registered service mark of Signature Financial Group, Inc., which is licensed to Federated Services Company.

Investment Objectives and Policies:  Introduction

Unless otherwise stated, the investment objective, policies and strategies discussed herein and in Part B are deemed "non-fundamental," i.e., the approval of the investors in the Portfolio is not required to change the Portfolio's investment objective or any of its investment policies and strategies.

The investment objective of the Portfolio is to provide investment results that correspond to the investment performance of the Lehman Brothers Aggregate Bond Index (the "Aggregate Bond Index"), a broad market-weighted index which encompasses U.S. Treasury and agency securities, corporate investment grade bonds, and mortgage-backed securities, each with maturities greater than one year. The Portfolio seeks to achieve its investment objective by replicating the yield and total return of the Aggregate Bond Index through a statistically selected sample of debt instruments. The Aggregate Bond Index is a broad market-weighted index of U.S. investment grade fixed income securities.

Additional information about the investment policies and strategies of the Portfolio appears in Part B. There can be no assurance that the investment objective of the Portfolio will be achieved.

Investment Policies and Strategies

The Registrant incorporates by reference information concerning the Portfolio's investment objective and policies and the risk factors associated with investments in the Portfolio from the sections entitled "Investment Philosophy and Strategies", "Additional Investment Strategies and Techniques; Risk Factors," "Investment Limitations," and "Special Information Concerning Hub and Spoke" in the Spoke Fund's Prospectuses ("Spoke Fund's Prospectuses"). Further information about the policies of the Portfolio and risk factors associated with investments in the Portfolio is incorporated herein by reference from the sections entitled "Investment Limitations" and "Appendix" in the Spoke Fund's Statement of Additional Information ("Spoke Fund's SAI").

Item 5.  Management of the Registrant

   (b-e) Registrant incorporates by reference information concerning the management of the Portfolio from "Management of the Trust and Federated Portfolios" and "Service Providers of the Portfolio" in the Spoke Fund's Prospectuses. Further information about the service providers of the Portfolio is incorporated herein by reference from the section entitled "Service Providers" in the Spoke Fund's SAI.

(f) Registrant incorporates by reference information concerning the expenses of the Trust from the Annual Report to Investors dated May 31, 1997 (File No. 811-07461).

(g) Not applicable.

Item 6.  Capital Stock and Other Securities

   (a) The Portfolio is a series of the Trust, which is organized as a series trust under the laws of the Commonwealth of Massachusetts. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more Series. Currently, only the Bond Index Portfolio is being offered to investors.

Investments in a Series may not be transferred, but an investor may withdraw all or any portion of its investment. Certificates of shares of beneficial interests in the Trust will not be issued. Investors in a Series (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of that Series (and of no other Series) or of the overall obligations of the Trust. However, the risk of an investor in a Series incurring financial loss on account of such liability is limited to circumstances in which the Series itself is unable to meet its obligations. Investors in a Series have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below.

Each investor is entitled to a vote in proportion to the amount of its investment in a Series. Investors in a Series do not have cumulative voting rights, and a plurality of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class, except as to voting for the election or removal of Trustees, the termination of the Trust, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Trust is not required and has no current intention of holding annual meetings of investors, but the Trust will hold special meetings of investors when, in the judgment of the Trust's Trustees, it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Series, investors would be entitled to share pro rata in the net assets of that Series (and no other Series) available for distribution to investors.

   (b) As of May 21, 1998, Federated Bond Index Fund owned 100% of the beneficial interests of the Portfolio and therefore, may, for certain purposes, be deemed to control the Portfolio and be able to affect the outcome of certain matters presented for a vote of shareholders.

(c)  Not applicable.

(d) Registrant incorporates by reference information concerning the Portfolio's capital stock from the section entitled "Description of Federated Portfolios -- Beneficial Interests" in the Spoke Fund's SAI.

(e) Investor inquiries regarding the Trust may be directed to the Trust, Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779 (1-800-341-7400).

   (f) The Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.

The "net income" of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio (and no other Series).

(g) Under its anticipated method of operation, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986 (the "Code"), and regulations promulgated thereunder.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

For more information on tax matters, see Item 20 in Part B.

(h) Not applicable.

Item 7.  Purchase of Securities Being Offered

(a) Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 4 above.

   (b) Registrant incorporates by reference information concerning the Portfolio's placement agent and valuation of securities from the sections entitled "Service Providers of the Portfolio" and "Investing in Institutional (or Institutional Service) Shares -- What Shares Cost" in the Spoke Fund's Prospectuses and "Determining Net Asset Value -- Determining Market Value of Securities" in the Spoke Fund's SAI.

For additional information on the valuation of the Portfolio's securities, see
Item 19 in Part B.

The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

(c) An investment in the Portfolio may be made without sales charge at the net asset value next determined if an order is received "in good order" by the Trust.

(d) There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

(e) Not applicable.

(f) Not applicable.

Item 8.  Redemption or Repurchase

(a) An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Trust, on behalf of the Portfolio, reserves the right to pay redemptions in kind. See
Item 19 in Part B. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange ("NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

(b) Not applicable.

(c) Not applicable.

(d) See Item 8(a) above.

Item 9.  Pending Legal Proceedings

None.



Federated Investment Portfolios

   PART B DATED MAY 21, 1998

Item 10.  Cover Page

   This Part B, dated May 21, 1998, sets forth information which may be of interest to investors but which is not necessarily included in Part A, dated May 21, 1998, as it may be amended from time to time. This Part B should be read only in conjunction with Part A, a copy of which may be obtained by an investor without charge by writing the Trust or calling 1-800-341-7400.

Item 11.  Table of Contents


General Information and History.......................B-1
Investment Objective and Policies.....................B-1
Management of the Registrant..........................B-1
Control Persons and Principal Holders of Securities...B-1
Investment Advisory and Other Services................B-2
Brokerage Allocation and Other Practices..............B-2
Capital Stock and Other Securities....................B-2
Purchase, Redemption, and Pricing of Securities being Offered     B-2
Tax Status............................................B-3
Underwriters..........................................B-3
Calculation of Performance Data.......................B-3
Financial Statements..................................B-3




Item 12.  General Information and History

Not applicable.

Item 13.  Investment Objective and Policies

(a-c) Part A contains additional information about the investment objectives and policies and management techniques of the Portfolio. This Part B should only be read in conjunction with Part A of the registration statement.

Registrant incorporates by reference information concerning the Portfolio's investment objective and policies from the sections entitled "Investment Objective and Policies," "Investment Limitations" and "Appendix" in the Spoke Fund's SAI.

(d) Registrant incorporates by reference information concerning the Portfolio's portfolio turnover from the section entitled "Portfolio Turnover" in the Spoke Fund's SAI.

Item 14.  Management of the Registrant

(a-c) Registrant incorporates by reference information concerning the management of the Portfolio from the sections entitled "Management of the Trust and Federated Portfolios" and "Trustees' Compensation" in the Spoke Fund's SAI.

Item 15. Control Persons and Principal Holders of Securities

   (a) As of May 21, 1998, the following investors of record owned 25% or more of the Portfolio's outstanding beneficial interests:

Federated Bond Index Fund, a portfolio of Federated Investment Trust, a registered, open-end investment company organized under the laws of the Commonwealth of Massachusetts, located at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, owned 100% of the Portfolio's outstanding beneficial interests.

(b)  See Item 15(a) above.

(c) Officers and Trustees own less than 1% of the Registrant's outstanding shares.

Item 16.  Investment Advisory and Other Services

   (a-b) Registrant incorporates by reference information concerning the investment management and other services of the Portfolio from "Management of the Trust and Federated Portfolios" and "Service Providers of the Portfolio" in the Spoke Fund's Prospectuses. Further information about the service providers of the Portfolio is incorporated herein by reference from the sections entitled "Investment Advisory Services," "Service Providers," and "Financial Statements" in the Spoke Fund's SAI.

(c) Federated Investors, Inc. has agreed to maintain total operating expenses (after waivers and reimbursements) of the Portfolio at no greater than 0.20% of average net assets.

(d) Registrant incorporates by reference information concerning the administration of the Portfolio from the sections entitled "Service Providers -- Administration" in the Spoke Fund's SAI.

(e) Not applicable.

(f) Not applicable.

(g) Not applicable.

(h-i) Registrant incorporates by reference information concerning the Custodian, Portfolio Recordkeeper and Independent Auditors of the Portfolio from the sections entitled "Service Providers -- Custodian and Portfolio Recordkeeper and Independent Auditors" in the Spoke Fund's SAI.

Item 17.  Brokerage Allocation and Other Practices

   Research services provided by brokers and dealers may be used by the Investment Manager or by its affiliates in advising the Portfolio and other accounts. To the extent that receipt of these services may supplant services for which the Investment Manager or its affiliates might otherwise have paid, it would tend to reduce their expenses.

Registrant incorporates by reference information concerning the Brokerage Allocation and Other Practices of the Portfolio from the section entitled "Brokerage Transactions" in the Spoke Fund's SAI.

Item 18.  Capital Stock and Other Securities

(a) Registrant incorporates by reference information concerning the Capital Stock and Other Securities of the Portfolio from the section entitled "Description of Federated Portfolios -- Beneficial Interests" in the Spoke Fund's SAI.

Any property of the Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate account or accounts (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes.

(b) Not applicable.

Item 19.  Purchase, Redemption, and Pricing of Securities Being Offered

(a) Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 4 in Part A of this Registration
Statement.

(b) Registrant incorporates by reference information concerning Determining the Portfolio's Net Asset Value from the section entitled "Determining Net Asset Value -- Determining Market Value of Securities" in the Spoke Fund's SAI.

(c) The Portfolio reserves the right, at its complete discretion, to redeem its shares of beneficial interest wholly or partly in portfolio securities ("redemption in kind") instead of in cash, and to deliver one or more portfolio securities in satisfaction of the redemption request regardless of which securities were deposited by the investor or the composition of the portfolio of the Portfolio at the time of redemption.

Item 20.  Tax Status

The Trust is organized as a Massachusetts business trust. The Portfolio is not subject to any income or franchise tax in the Commonwealth of Massachusetts. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gains in determining its income tax liability. The determination of such share will be made in accordance with the Code and regulations promulgated thereunder.

Registrant incorporates by reference information concerning the Portfolio's Tax Status from the section entitled "Tax Status -- The Fund's Tax Status" in the Spoke Fund's SAI.

The Portfolio's taxable year-end will be May 31st. Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

There are certain tax issues that will be relevant to only certain of the investors, specifically investors that are segregated asset accounts and investors who contribute assets rather than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Other Taxation. Investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.

Item 21.  Underwriters

   The exclusive placement agent for the Trust is Federated Securities Corp. which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 22.  Calculation of Performance Data

Not applicable.

Item 23.  Financial Statements

(a) Investors of record will receive unaudited semi-annual reports and annual reports audited by the Portfolio's independent auditors.

   (b) The Financial Statements of the Portfolio are incorporated by reference from the Annual Report to Investors dated May 31, 1997 (File No. 811-07461). The information contained in the Annual Report represents financial information for Bond Market Portfolio, a portfolio of St. James Portfolios, for the fiscal year ended May 31, 1995 (audited) and for the period from June 1, 1995 to January 2, 1996. Effective January 2, 1996 (the "Transaction Date"), the Portfolio received all of the assets of Excelsior Institutional Bond Index Fund, a series of Excelsior Institutional Trust, which had invested all of its assets in Bond Market Portfolio (the "Predecessor Portfolio"), a portfolio of the St. James Portfolios in exchange for shares of beneficial interest in the Portfolio. These assets represented substantially all of the Predecessor Portfolio's assets as of the Transaction Date. The Predecessor Portfolio's information is deemed relevant with respect to the Portfolio and its investors since the Portfolio's investment objective, policies, and limitations are essentially identical to those of the Predecessor Portfolio, and the Portfolio has succeeded to the financial history and performance of the Predecessor Portfolio.

Past performance is not indicative of future performance. Investment returns and principal values will vary and beneficial interests in the Portfolio may be worth more or less at redemption than their original cost.




PART C.     OTHER INFORMATION

            Responses to Items 24(b)(6), 24(b)(10), 24(b)(11), and
24(b)(12) have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 24.    FINANCIAL STATEMENTS AND EXHIBITS.
      (a)   Financial Statements
            Incorporated herein by reference to the Annual Report to Investors, dated May 31, 1997, pursuant to Rule 411 under the Securities Act of 1933 (File No. 811-07461)
      (b)   Exhibits
            (1)   (i)  Conformed copy of Registrant's Declaration of  Trust; 1
                 (ii)  Conformed copy of Registrant's Amended and
                       Restated Declaration of Trust (effective March 1,
1996); 2
            (2)   (i)  Copy of By-Laws of the Registrant; 1
                 (ii) Copy of By-Laws of the Registrant as Amended and Restated (Effective March 1, 1996); 2
            (3)  Not applicable;
            (4)  Not applicable;
            (5)   (i)  Conformed copy of Investment Advisory
                       Contract of the Registrant; 3
                 (ii)  Conformed copy of the Sub-Advisory Agreement of
                        the Registrant; 3
            (6)  Not applicable;
            (7)  Not applicable;
            (8) Conformed copy of the Custodian Agreement of the Registrant; 3
            (9)   (i)  Conformed copy of Fund Accounting, Administrative
                       Services and Custody Services Procurement; 3
                 (ii)  Conformed copy of Assignment of Fund Accounting,
                       Administrative Services and Custody Services
                       Procurement; 3
                 (iii) Conformed copy of the Placement Agent Contract of
                       the Registrant; 2
                 (iv)  Conformed copy of Exhibits A and B to Placement
                       Agent Contract of the Registrant; 4
            (10) Not applicable; (11) Not applicable; (12) Not applicable; (13) Not applicable; (14) Not applicable; (15) Not applicable; (16) Not applicable;
            (17) Financial Data Schedule; + (18) Not applicable; (19) Conformed copy of Power of Attorney; 4

+   All exhibits have been filed electronically.

1. Response is incorporated by Reference to Registrant's Initial Registration Statement on Form N-1A filed December 21, 1995. (File No. 811-07461).

2.   Response  is   incorporated   by  Reference  to  Amendment  No.  1  to  the
     Registration Statement of the Registrant on Form N-1A filed March 7, 1996 (File No. 811-07461).

3.   Response  is   incorporated   by  Reference  to  Amendment  No.  2  to  the
     Registration Statement of the Registrant on Form N-1A filed September 24, 1996 (File No. 811-07461).

4.   Response  is   incorporated   by  Reference  to  Amendment  No.  2  to  the
     Registration Statement of the Registrant on Form N-1A filed September 29, 1997 (File No. 811-07461).

ITEM 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         None.

ITEM 26. NUMBER OF HOLDERS OF SECURITIES.
          Number of Record Holders      Title of Class    (as of May 21, 1998)

         Bond Index Portfolio                               1

ITEM 27. INDEMNIFICATION: (1)

Item 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER:

(a) For a description of the other business of the investment adviser, see the section entitled "Management of the Registrant" in Part A. The affiliations with the Registrant of four of the Trustees and one of the Officers of the investment adviser are included in Part B of this Registration Statement under "Management of the Registrant." The remaining Trustee of the investment adviser, his position with the investment adviser, and, in parentheses, his principal occupation is:
         Mark D. Olson (Partner, Wilson, Halbrook & Bayard), 107 W. Market Street, Georgetown, Delaware 19947.

         The remaining Officers of the investment adviser are:

         Executive Vice Presidents:          William D. Dawson, III
                                             Henry A. Frantzen
                                             J. Thomas Madden

         Senior Vice Presidents:             Joseph M. Balestrino
                                             Drew J. Collins
                                             Jonathan C. Conley
                                             Deborah A. Cunningham
                                             Mark E. Durbiano
                                             Sandra L. McInerney
                                             J. Alan Minteer
                                             Susan M. Nason
                                             Mary Jo Ochson
                                             Robert J. Ostrowski

         Vice Presidents:                    Todd A. Abraham
                                             J. Scott Albrecht
                                             Randall S. Bauer
                                             David A. Briggs
                                             Micheal W. Casey
                                             Kenneth J. Cody
                                             Alexandre de Bethmann
                                             Michael P. Donnelly
                                             Linda A. Duessel
                                             Donald T. Ellenberger
                                             Kathleen M. Foody-Malus
                                             Thomas M. Franks
                                             Edward C. Gonzales
                                             James E. Grefenstette
                                             Susan R. Hill
                                             Stephen A. Keen
                                             Robert K. Kinsey
                                             Robert M. Kowit
                                             Jeff A. Kozemchak
                                             Steven Lehman
                                             Marian R. Marinack
                                             Charles A. Ritter
                                             Scott B. Schermerhorn
                                             Frank Semack
                                             Aash M. Shah
                                             Christopher Smith
                                             William F. Stotz
                                             Tracy P. Stouffer
                                             Edward J. Tiedge
                                             Paige M. Wilhelm
                                             Jolanta M. Wysocka

         Assistant Vice Presidents:
                                             Stefanie L. Bachhuber
                                             Arthur J. Barry
                                             Robert E. Cauley
                                             Lee R. Cunningham, II
                                             Paul S. Drotch
                                             Salvatore A. Esposito
                                             Donna M. Fabiano
                                             John T. Gentry
                                             William R. Jamison
                                             Constantine Kartsonsas
                                             Natalie F. Metz
                                             Joseph M. Natoli
                                             Keith J. Sabol
                                             John Sheehy
                                             Michael W. Sirianni
                                             Gregg S. Tenser
                                             Leonardo A. Vila
                                             Lori A. Wolff

         Secretary:                          Stephen A. Keen

         Treasurer:                          Thomas R. Donahue

         Assistant Secretaries:              Thomas R. Donahue
                                             Richard B. Fisher
                                             Christine I. McGonigle

         Assistant Treasurer:                Richard B. Fisher

         The business address of each of the Officers of the investment adviser is Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779. These individuals are also officers of a majority of the investment advisers to the Funds listed in Part B of this Registration Statement.

ITEM 29. PRINCIPAL UNDERWRITERS.

(a) Federated Securities Corp. the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant:

111 Corcoran Funds; Automated Government Money Trust; Blanchard Funds; Blanchard Precious Metals Fund, Inc.; Cash Trust Series II; Cash Trust Series, Inc.; DG Investor Series; Edward D. Jones & Co. Daily Passport Cash Trust; Federated Adjustable Rate U.S. Government Fund, Inc.; Federated American Leaders Fund, Inc.; Federated ARMs Fund; Federated Core Trust; Federated Equity Funds; Federated Equity Income Fund, Inc.; Federated Fund for U.S. Government Securities, Inc.; Federated GNMA Trust; Federated Government Income Securities, Inc.; Federated Government Trust; Federated High Income Bond Fund, Inc.; Federated High Yield Trust; Federated Income Securities Trust; Federated Income Trust; Federated Index Trust; Federated Institutional Trust; Federated Insurance Series; Federated Investment Trust; Federated Master Trust; Federated Municipal Opportunities Fund, Inc.; Federated Municipal Securities Fund, Inc.; Federated Municipal Trust; Federated Short-Term Municipal Trust; Federated Short-Term U.S. Government Trust; Federated Stock and Bond Fund, Inc.; Federated Stock Trust; Federated Tax-Free Trust; Federated Total Return Series, Inc.; Federated U.S. Government Bond Fund; Federated U.S. Government Securities Fund: 1-3 Years; Federated U.S. Government Securities Fund: 2-5 Years; Federated U.S. Government Securities Fund: 5-10 Years; Federated Utility Fund, Inc.; First Priority Funds; Fixed Income Securities, Inc.; High Yield Cash Trust; Independence One Mutual Funds; Intermediate Municipal Trust; International Series, Inc.; Investment Series Funds, Inc.; Investment Series Trust; Liberty U.S. Government Money Market Trust; Liquid Cash Trust; Managed Series Trust; Marshall Funds, Inc.; Money Market Management, Inc.; Money Market Obligations Trust; Money Market Obligations Trust II; Money Market Trust; Municipal Securities Income Trust; Newpoint Funds; Peachtree Funds; RIMCO Monument Funds; SouthTrust Vulcan Funds; Star Funds; Targeted Duration Trust; Tax-Free Instruments Trust; The Planters Funds; The Virtus Funds; The Wachovia Funds; The Wachovia Municipal Funds; Tower Mutual Funds; Trust for Financial Institutions; Trust for Government Cash Reserves; Trust for Short-Term U.S. Government Securities; Trust for U.S. Treasury Obligations; Vision Group of Funds, Inc.; and World Investment Series, Inc.

Federated Securities Corp. also acts as principal underwriter for the following closed-end investment company: Liberty Term Trust, Inc.- 1999.

(b)

         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 Business Address                With Distributor             With Registrant


Richard B. Fisher             Director, Chairman, Chief            --
Federated Investors Tower     Executive Officer, Chief
Pittsburgh, PA 15222-3779     Operating Officer, Asst.
                              Secretary and Asst.
                              Treasurer, Federated
                              Securities Corp.

Edward C. Gonzales            Director, Executive Vice             --
Federated Investors Tower     President, Federated,
Pittsburgh, PA 15222-3779     Securities Corp.

Thomas R. Donahue             Director, Assistant Secretary        --
Federated Investors Tower     and Assistant Treasurer
Pittsburgh, PA 15222-3779     Federated Securities Corp.

James F. Getz                 President-Broker/Dealer,             --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

John B. Fisher                President-Institutional Sales,       --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

David M. Taylor               Executive Vice President             --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Mark W. Bloss                 Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Richard W. Boyd               Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Laura M. Deger                Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Theodore Fadool, Jr.          Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Bryant R. Fisher              Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Christopher T. Fives          Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

James S. Hamilton             Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 Business Address                With Distributor             With Registrant

James M. Heaton               Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Keith Nixon                   Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Solon A. Person, IV           Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Timothy C. Pillion            Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Thomas E. Territ              Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Ernest G. Anderson            Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Teresa M. Antoszyk            Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

John B. Bohnet                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Byron F. Bowman               Vice President, Secretary,           --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Jane E. Broeren-Lambesis      Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

David J. Callahan             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Mary J. Combs                 Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

R. Edmond Connell, Jr.        Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

R. Leonard Corton, Jr.        Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Kevin J. Crenny               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 Business Address                With Distributor             With Registrant

Daniel T. Culbertson          Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

G. Michael Cullen             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Marc C. Danile                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

William C. Doyle              Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Jill Ehrenfeld                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Mark D. Fisher                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Joseph D. Gibbons             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

John K. Goettlicher           Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Craig S. Gonzales             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Richard C. Gonzales           Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Raymond Hanley                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Bruce E. Hastings             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Beth A. Hetzel                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

James E. Hickey               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Charlene H. Jennings          Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 Business Address                With Distributor             With Registrant

Brian G. Kelly                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

H. Joseph Kennedy             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Michael W. Koenig             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Michael R. Manning            Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Mark J. Miehl                 Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Richard C. Mihm               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

J. Michael Miller             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Alec H. Neilly                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Thomas A. Peters III          Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Robert F. Phillips            Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Richard A. Recker             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Eugene B. Reed                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Paul V. Riordan               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

John Rogers                   Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Brian S. Ronayne              Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 Business Address                With Distributor             With Registrant

Thomas S. Schinabeck          Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Edward L. Smith               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

David W. Spears               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

John A. Staley                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Colin B. Starks               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Jeffrey A. Stewart            Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

William C. Tustin             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Paul A. Uhlman                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Miles J. Wallace              Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

John F. Wallin                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Richard B. Watts              Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Edward J. Wojnarowski         Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Michael P. Wolff              Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Edward R. Bozek               Assistant Vice President,            --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Terri E. Bush                 Assistant Vice President,            --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 Business Address                With Distributor             With Registrant

Beth C. Dell                  Assistant Vice President,            --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

David L. Immonen              Assistant Vice President,            --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Renee L. Martin               Assistant Vice President,            --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Robert M. Rossi               Assistant Vice President,            --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Denis McAuley                 Treasurer,                           --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779

Leslie K. Platt               Assistant Secretary,                 --
Federated Investors Tower     Federated Securities Corp.
Pittsburgh, PA 15222-3779


ITEM 30.    LOCATION OF ACCOUNTS AND RECORDS.

All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Registrant                          Federated Investors Funds
                                    5800 Corporate Drive
                                    Pittsburgh, PA 15222-7000

Federated Services                  Federated Investors Tower
 Company                            Pittsburgh, PA 15222-3779

Federated Administrative            Federated Investors Tower
 Services, Inc.                     Pittsburgh, PA 15222-3779
(Administrator and
Portfolio Accountant)

Federated Research Corp.            Federated Investors Tower
(Adviser)                           Pittsburgh, PA 15222-3779

State Street Bank and               P.O. Box 8600
Trust Company                       Boston, MA 02266-8600
(Custodian)

ITEM 31.    MANAGEMENT SERVICES.

Not applicable.

ITEM 32.    UNDERTAKINGS

Not applicable.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Federated Investment Portfolios, has duly caused this Amendment No. 4 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania on the 21st day of May, 1998.

                         FEDERATED INVESTMENT PORTFOLIOS

                     By: /s/ Anthony R. Bosch
                     Anthony R. Bosch, Secretary
                     May 21, 1998